May 1, 2017

The Ensign Group Reports First Quarter 2017 Results

Conference Call and Webcast Scheduled for Today, May 1, 2017 at 10:00am PT

MISSION VIEJO, Calif., May 01, 2017 (GLOBE NEWSWIRE) -- The Ensign Group, Inc. (Nasdaq:ENSG), the parent company of the Ensign™ group of skilled nursing, rehabilitative care services, home health, home care, hospice care and assisted living companies, today announced its operating results for the first quarter of 2017, reporting GAAP diluted earnings per share for the quarter of $0.05 and adjusted earnings per share of $0.34 for the quarter(1).

Quarter Highlights Include:

•	Same store skilled mix revenue grew by 5.1% over the prior quarter to $120.9 million and same store skilled mix as a percentage of revenue for all segments grew by 154 basis points to 52.0%;

•
Same store managed care revenue for the transitional and skilled nursing segment grew by 11.0% over the prior quarter to $42.1 million, and same store managed care census grew by 11.8% over the prior quarter;

•	Transitioning skilled mix revenue grew by 6.4% over the prior quarter to $43.8 million and transitioning skilled mix as a percentage of revenue for all segments grew by 97 basis points to 57.0%;

•	Transitioning managed care census for the skilled nursing segment grew by 10.3% over the prior quarter and transitioning Medicare census grew by 10.9% over the prior quarter;

•
Bridgestone Living LLC, our assisted and independent living subsidiary, grew its segment revenue by $2.2 million or 7.2%, segment income by $1.2 million or 36.2% and EBITDA by $1.74 million or 40.2%, all over the prior year quarter;

•
Cornerstone Healthcare, Inc., our home health and hospice subsidiary, grew its segment income by 35.2% over the prior quarter to $4.3 million and revenue by $5.5 million to $32.1 million for the quarter, an increase of 20.5% over the prior year quarter;

•	Consolidated GAAP Net Income for the quarter was $2.8 million and consolidated adjusted Net Income was $17.9 million, an increase of 14.7% over the prior quarter (1); and

•	GAAP diluted earnings per share were $0.05 and fully diluted adjusted earnings per share were $0.34 for the quarter.

(1) See "Reconciliation of GAAP to Non-GAAP Financial Information".

Operating Results

"We are very encouraged by the results our skilled nursing operators achieved during the quarter as we are beginning to see an upward trend in our same store, transitioning and newly acquired buckets," said Ensign's President and Chief Executive Officer Christopher Christensen.  "We are also very impressed by the continued successes of our new ventures. Our home health, hospice, assisted living and other new venture leaders have helped us enhance our post-acute care services and have strengthened the organization both clinically and financially," he added.

Noting that Ensign's adjusted earnings per share was $0.34 for the quarter, Mr. Christensen reported that the Company saw increases in same store occupancy of 89 basis points over the prior quarter, including in Utah and Texas.  He also noted that the improvements are in the very early stages of what the Company expects to achieve over the course of the year and into next.

"We'd also like to remind you that we have 99 recently acquired and transitioning operations as of May 1, 2017, which is the largest number of operations in those buckets in the organization's history.  While we are pleased with the first quarter contribution of some of our recently acquired operations, the majority of our newer operations are in the very early stages of the transition process."  He noted that the skilled nursing operations in the recently acquired bucket have an average occupancy of 65.9%, which is substantially below the average occupancy for facilities acquired prior to January 1, 2011 of 80.8%.  "With many of the challenges from 2016 behind us, we expect our newly acquired operations, including the Legend portfolio, to continue the momentum created during the quarter and that each will make a meaningful contribution to the bottom line in the latter half of 2017 and beyond," he added.

Chief Financial Officer Suzanne Snapper reported that "in an effort to provide additional detail regarding our financial performance within our skilled nursing segment for the quarter, we have added additional disclosures with respect to our first quarter 2017 results as compared to the fourth quarter 2016 results.  While we do not undertake to provide prior quarter comparisons in every quarter, we believe that this disclosure will demonstrate the improvements."

Ms. Snapper also noted that consolidated revenues for the quarter were up 15.3% over the prior quarter to a record $441.7 million, GAAP EBITDAR for the quarter was $49.9 million and consolidated adjusted EBITDAR for the quarter was $68.7 million, an increase of 9.7% over the prior quarter.  She also indicated that the GAAP results for the quarter were significantly impacted by certain unique expenses Ensign incurred during the quarter, including the losses related to certain facility closures and a class action settlement, which Ensign did not incur in the prior year.

"Our balance sheet remained strong, with approximately $193.0 million of availability on our $300 million revolving line of credit as of March 31, 2017, which also has a built-in expansion option, and 48 unlevered real estate assets that add additional liquidity," Ms. Snapper said. She also reported that as of March 31, 2017 the company had $31.5 million in cash on hand.

GAAP diluted earnings per share were $0.05 and fully diluted adjusted earnings per share were $0.34 for the quarter.  GAAP net income was $2.8 million and adjusted net income was $17.9 million. A discussion of the company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to adjusted EBITDAR and adjusted EBITDA, as well as a reconciliation of GAAP earnings per share and net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release.

More complete information is contained in the Company's 10-Q, which was filed with the SEC today and can be viewed on the Company's website at  http://investor.ensigngroup.net.

Quarter Highlights

During the quarter, the Company paid a quarterly cash dividend of $0.0425 per share of Ensign common stock. Ensign has been a dividend-paying company since 2002 and has increased its dividend every year for 14 years.

Also during the quarter and since, the company announced the following acquisitions:

•	On February 1, 2017, Parklane West Healthcare Center, a 124-bed skilled nursing and 9-unit assisted living facility in San Antonio, Texas;

•	On March 1, 2017, Hospice of the Pines, a hospice provider serving Prescott, Sedona, Cottonwood, Dewey and other communities across Yavapai County, Arizona;

•	On March 17, 2017, Desert View Senior Living, a 100-unit assisted living and memory care facility in Las Vegas, Nevada, subject to a long-term lease;

•	On April 1, 2017, Rehabilitation Center of Des Moines, a 74-bed skilled nursing operation in Des Moines, Iowa; and

•
On May 1, 2017, Meadow View Nursing and Rehabilitation, a 112-bed skilled nursing facility in Nampa, Idaho and Utah Valley Healthcare and Rehabilitation, a 99-bed skilled nursing facility in Provo, Utah.

In addition, during the quarter Ensign subsidiaries began operating two newly-constructed skilled nursing facilities pursuant to a sublease with Legend Healthcare.  Both facilities were under development at the time of the Legend acquisition in May of 2016 and were part of Ensign's acquisition of Legend's operations. Each of these subleased facilities are expected to be purchased by National Health Investors Inc. ("NHI") in 2018 and will be added to the NHI master lease upon the consummation of the purchase by NHI.

The Company also announced during the quarter that it entered into definitive agreements to simultaneously sell and lease two skilled nursing facilities and one assisted living community to Mainstreet Health Investments Inc. (TSX:HLP.U) ("MHI").  Upon closing the transaction, Ensign will lease the properties from MHI under a triple-net master lease with an initial 20 year term and CPI-based annual escalators. The properties are located within high-density neighborhoods of the Los Angeles and Phoenix metro markets and have been owned and operated by Ensign for many years. Simultaneously, MHI has agreed to release Ensign from its lease obligations on three transitional care facilities in Kansas and Texas that are currently under development.

"This transaction not only demonstrates the significant value inherent in our owned real estate, but it also shows that we have several levers we can pull to strengthen our already healthy balance sheet," said Christopher Christensen, Ensign's President and Chief Executive Officer. "As with the spin-off transaction that we completed in June 2014, we took a very conservative approach to both the sale price and the lease structure. We are very excited to capture some of the value we've created in these real estate assets while simultaneously ensuring that we will continue serving each of these communities for decades to come," he said, noting that the anticipated lease to EBITDAR ratios will exceed two times as of the commencement date.  The proposed transaction is subject to certain closing conditions and it is anticipated to close before the end of the second quarter.

Upon closing the sale leaseback transaction, the number of Healthcare Resorts that are currently operated by an Ensign subsidiary, and were developed by Mainstreet Property Group ("MPG"), will include five in Kansas, one in Texas and one in Colorado.  In addition, Ensign affiliates will no longer have any outstanding lease obligations with MHI or MPG with respect to facilities under development.

Ensign affiliates now own the real estate of 53 of the 215 healthcare facilities within the portfolio, with twenty hospice agencies, seventeen home health agencies and three home care businesses in 14 states.  Mr. Christensen reaffirmed that Ensign continues to actively seek transactions to acquire real estate and to lease both well-performing and struggling skilled nursing, assisted living and other healthcare related businesses in new and existing markets.

Conference Call

A live webcast will be held today, Monday, May 1, 2017 at 10:00 a.m. Pacific time (1:00 p.m. Eastern time) to discuss Ensign's first quarter financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Ensign's website at http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific Time on Friday, May 26, 2017.

About EnsignTM

The Ensign Group, Inc.'s independent operating subsidiaries provide a broad spectrum of skilled nursing and assisted living services, physical, occupational and speech therapies, home health and hospice services and other rehabilitative and healthcare services at 215 healthcare facilities, twenty hospice agencies, seventeen home health agencies and three home care businesses in California, Arizona, Texas, Washington, Utah, Idaho, Colorado, Nevada, Iowa, Nebraska, Oregon, Wisconsin, Kansas and South Carolina.  Each of these operations is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated "company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar terms, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the operations, the home health and hospice businesses, the Service Center or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http:/www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management's current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the company's business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company's periodic filings with the Securities and Exchange Commission, including its Form 10-Q, for a more complete discussion of the risks and other factors that could affect Ensign's business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information

Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.

SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenue	$441,739	$383,234
Expense:
Cost of services	355,486	306,308
Charge related to class action lawsuit	11,000	—
Losses related to operational closures	4,017	7,935
Rent—cost of services	31,900	26,991
General and administrative expense	21,270	17,387
Depreciation and amortization	10,514	8,298
Total expenses	434,187	366,919
Income from operations	7,552	16,315
Other income (expense):
Interest expense	(3,445)	(1,370)
Interest income	290	234
Other expense, net	(3,155)	(1,136)
Income before provision for income taxes	4,397	15,179
Provision for income taxes	1,441	5,889
Net income	2,956	9,290
Less: net income attributable to noncontrolling interests	116	118
Net income attributable to The Ensign Group, Inc.	$2,840	$9,172

Net income per share
Basic:	$0.06	$0.18
Diluted:	$0.05	$0.18

Weighted average common shares outstanding:
Basic	50,767	50,679
Diluted	52,633	52,334

Dividends per share	$0.0425	$0.0400

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$31,507	$57,706
Accounts receivable — less allowance for doubtful accounts of $40,422 and $39,791 at March 31, 2017 and December 31, 2016, respectively	242,863	244,433
Investments — current	9,829	11,550
Prepaid income taxes	50	302
Prepaid expenses and other current assets	21,374	19,871
Total current assets	305,623	333,862
Property and equipment, net	490,582	484,498
Insurance subsidiary deposits and investments	25,176	23,634
Escrow deposits	2,394	1,582
Deferred tax asset	23,013	23,073
Restricted and other assets	13,241	12,614
Intangible assets, net	34,524	35,076
Goodwill	68,926	67,100
Other indefinite-lived intangibles	20,990	19,586
Total assets	$984,469	$1,001,025

Liabilities and equity
Current liabilities:
Accounts payable	$33,828	$38,991
Accrued charge related to class action lawsuit	11,000	—
Accrued wages and related liabilities	75,276	84,686
Accrued self-insurance liabilities — current	20,461	21,359
Other accrued liabilities	61,154	58,763
Current maturities of long-term debt	8,155	8,129
Total current liabilities	209,874	211,928
Long-term debt — less current maturities	258,478	275,486
Accrued self-insurance liabilities — less current portion	46,827	43,992
Deferred rent and other long-term liabilities	10,980	9,124
Total equity	458,310	460,495
Total liabilities and equity	$984,469	$1,001,025

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

The following table presents selected data from our consolidated statements of cash flows for the periods presented:

	Three Months Ended March 31,
	2017	2016
Net cash provided by operating activities	$19,586	$12,695
Net cash used in investing activities	(21,397)	(20,104)
Net cash (used in) provided by financing activities	(24,388)	17,210
Net (decrease) increase in cash and cash equivalents	(26,199)	9,801
Cash and cash equivalents at beginning of period	57,706	41,569
Cash and cash equivalents at end of period	$31,507	$51,370

THE ENSIGN GROUP, INC.
REVENUE BY SEGMENT

The following table sets forth our total revenue by segment and as a percentage of total revenue for the periods indicated:

	Three Months Ended March 31,
	2017		2016
	$	%	$	%
	(Dollars in thousands)
Transitional and skilled services	$372,339	84.3%	$315,212	82.3%
Assisted and independent living facilities	32,346	7.3	30,171	7.9
Home health and hospice services:
Home health	17,050	3.9	13,908	3.6
Hospice	15,083	3.4	12,758	3.3
Total home health and hospice services	32,133	7.3	26,666	6.9
All other (1)	4,921	1.1	11,185	2.9
Total revenue	$441,739	100.0%	$383,234	100.0%

(1) Includes revenue from services generated in our other services segment and ancillary services for both the three months ended March 31, 2017 and 2016 and urgent care centers for three months ended March 31, 2016.

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)
The following tables summarize our selected performance indicators for our transitional and skilled services segment along with other statistics, for each of the dates or periods indicated:

	Three Months Ended March 31,
	2017	2016
	(Dollars in thousands)		Change	% Change
Total Facility Results:
Transitional and skilled revenue	$372,339	$315,212	$57,127	18.1%
Number of facilities at period end	150	130	20	15.4%
Number of campuses at period end*	21	16	5	31.3%
Actual patient days	1,209,264	1,052,736	156,528	14.9%
Occupancy percentage — Operational beds	74.9%	76.9%		(2.0)%
Skilled mix by nursing days	32.0%	32.5%		(0.5)%
Skilled mix by nursing revenue	53.3%	54.6%		(1.3)%

	Three Months Ended March 31,
	2017	2016
	(Dollars in thousands)		Change	% Change
Same Facility Results(1):
Transitional and skilled revenue	$240,138	$234,897	$5,241	2.2%
Number of facilities at period end	93	93	—	—%
Number of campuses at period end*	11	11	—	—%
Actual patient days	761,717	784,613	(22,896)	(2.9)%
Occupancy percentage — Operational beds	78.5%	79.4%		(0.9)%
Skilled mix by nursing days	30.9%	30.9%		—%
Skilled mix by nursing revenue	52.0%	53.5%		(1.5)%

	Three Months Ended March 31,
	2017	2016
	(Dollars in thousands)		Change	% Change
Transitioning Facility Results(2):
Transitional and skilled revenue	$78,394	$72,746	$5,648	7.8%
Number of facilities at period end	37	37	—	—%
Number of campuses at period end*	3	3	—	—%
Actual patient days	244,307	240,242	4,065	1.7%
Occupancy percentage — Operational beds	74.5%	71.6%		2.9%
Skilled mix by nursing days	38.3%	37.5%		0.8%
Skilled mix by nursing revenue	57.0%	58.0%		(1.0)%

	Three Months Ended March 31,
	2017	2016
	(Dollars in thousands)		Change	% Change
Recently Acquired Facility Results(3):
Transitional and skilled revenue	$52,112	$6,111	$46,001	NM
Number of facilities at period end	20	—	20	NM
Number of campuses at period end*	7	1	6	NM
Actual patient days	198,214	20,475	177,739	NM
Occupancy percentage — Operational beds	65.9%	62.3%		NM
Skilled mix by nursing days	28.2%	43.2%		NM
Skilled mix by nursing revenue	53.3%	64.0%		NM

	Three Months Ended March 31,
	2017	2016
	(Dollars in thousands)		Change	% Change
Facility Closed(4):
Skilled nursing revenue	$1,695	$1,458	$237	NM
Actual patient days	5,026	7,406	(2,380)	NM
Occupancy percentage — Operational beds	33.2%	56.0%		NM
Skilled mix by nursing days	50.3%	12.4%		NM
Skilled mix by nursing revenue	74.6%	25.4%		NM

* Campus represents a facility that offers both skilled nursing assisted and/or independently living services. Revenue and expenses related to skilled nursing, assisted and independent living services have been allocated and recorded in the respective reportable segment.

(1)	Same Facility results represent all facilities purchased prior to January 1, 2014.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2014 to December 31, 2015.

(3)	Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2016.

(4)
Facility Closed results represent closed operations during the first quarter of 2017 and 2016, for which the results were excluded from Same Facility results and Recently Acquired results for the three months ended March 31, 2017 and 2016, for comparison purposes.

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)
The following tables summarize our selected performance indicators for our transitional and skilled services segment along with other statistics, for each of the dates or periods indicated:

	Three Months Ended
	March 31, 2017	December 31, 2016
	(Dollars in thousands)		Change	% Change
Total Facility Results:
Transitional and skilled revenue	$372,339	$361,857	$10,482	2.9%
Number of facilities at period end	150	149	1	0.7%
Number of campuses at period end*	21	21	—	—%
Occupancy percentage — Operational beds	74.9%	74.6%		0.3%
Skilled mix by nursing days	32.0%	30.1%		1.9%
Skilled mix by nursing revenue	53.3%	51.8%		1.5%

	Three Months Ended
	March 31, 2017	December 31, 2016
	(Dollars in thousands)		Change	% Change
Same Facility Results(1):
Transitional and skilled revenue	$240,138	$235,893	$4,245	1.8%
Number of facilities at period end	93	93	—	—%
Number of campuses at period end*	11	11	—	—%
Occupancy percentage — Operational beds	78.5%	77.6%		0.9%
Skilled mix by nursing days	30.9%	29.1%		1.8%
Skilled mix by nursing revenue	52.0%	50.4%		1.6%

	Three Months Ended
	March 31, 2017	December 31, 2016
	(Dollars in thousands)		Change	% Change
Transitioning Facility Results(2):
Transitional and skilled revenue	$78,394	$75,081	$3,313	4.4%
Number of facilities at period end	37	37	—	—%
Number of campuses at period end*	3	3	—	—%
Occupancy percentage — Operational beds	74.5%	71.8%		2.7%
Skilled mix by nursing days	38.3%	36.0%		2.3%
Skilled mix by nursing revenue	57.0%	56.0%		1.0%

	Three Months Ended
	March 31, 2017	December 31, 2016
	(Dollars in thousands)		Change	% Change
Recently Acquired Facility Results(3):
Transitional and skilled revenue	$52,112	$49,311	$2,801	NM
Number of facilities at period end	20	18	2	NM
Number of campuses at period end*	7	6	1	NM
Occupancy percentage — Operational beds	65.9%	70.1%		NM
Skilled mix by nursing days	28.2%	26.3%		NM
Skilled mix by nursing revenue	53.3%	51.1%		NM

	Three Months Ended
	March 31, 2017	December 31, 2016
	(Dollars in thousands)		Change	% Change
Facility Closed(4):
Skilled nursing revenue	$1,695	$1,572	$123	NM
Occupancy percentage — Operational beds	33.2%	30.5%		NM
Skilled mix by nursing days	50.3%	41.6%		NM
Skilled mix by nursing revenue	74.6%	67.3%		NM

* Campus represents a facility that offers both skilled nursing assisted and/or independently living services. Revenue and expenses related to skilled nursing, assisted and independent living services have been allocated and recorded in the respective reportable segment.
** Actual patient days metric has been excluded as the number of days in the respective period are not comparable.

(1)	Same Facility results represent all facilities purchased prior to January 1, 2014.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2014 to December 31, 2015.

(3)	Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2016.

(4)
Facility Closed results represents closed operations during the first quarter of 2017 and the three months ended December 31, 2016, for which the results were excluded from Same Facility results and Recently Acquired results for the three months ended March 31, 2017 and the three months ended December 31, 2016, for comparison purposes.

THE ENSIGN GROUP, INC.
SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR

The following table reflects the change in skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate:

	Three Months Ended March 31,
	Same Facility		Transitioning		Acquisitions		Total
	2017	2016	2017	2016	2017	2016	2017	2016
Skilled Nursing Average Daily Revenue Rates:
Medicare	$596.06	$576.37	$539.28	$521.91	$502.14	$463.55	$564.55	$558.04
Managed care	437.61	425.42	440.58	438.86	422.98	352.44	436.41	427.87
Other skilled	476.04	465.95	367.65	369.70	195.29	—	445.46	438.70
Total skilled revenue	514.18	500.54	467.90	460.97	471.70	434.70	496.65	488.13
Medicaid	214.30	194.89	218.66	194.83	151.16	177.51	204.87	194.12
Private and other payors	203.66	200.38	222.46	230.01	197.74	200.43	204.88	206.05
Total skilled nursing revenue	$305.74	$290.17	$314.50	$297.49	$249.54	$292.91	$298.38	$291.17

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the three months March 31, 2017 and 2016:

	Three Months Ended March 31,
	Same Facility		Transitioning		Acquisitions		Total
	2017	2016	2017	2016	2017	2016	2017	2016
Percentage of Skilled Nursing Revenue:
Medicare	26.7%	28.2%	25.9%	26.4%	35.2%	50.6%	27.9%	28.2%
Managed care	17.4	17.7	24.0	24.1	18.1	13.4	18.8	19.1
Other skilled	7.9	7.6	7.1	7.5	—	—	6.6	7.3
Skilled mix	52.0	53.5	57.0	58.0	53.3	64.0	53.3	54.6
Private and other payors	7.9	8.2	6.1	6.6	13.6	13.2	8.3	8.0
Quality mix	59.9	61.7	63.1	64.6	66.9	77.2	61.6	62.6
Medicaid	40.1	38.3	36.9	35.4	33.1	22.8	38.4	37.4
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended March 31,
	Same Facility		Transitioning		Acquisitions		Total
	2017	2016	2017	2016	2017	2016	2017	2016
Percentage of Skilled Nursing Days:
Medicare	13.7%	14.1%	15.1%	15.0%	17.5%	31.9%	14.8%	14.7%
Managed care	12.1	12.1	17.1	16.3	10.7	11.3	12.9	13.0
Other skilled	5.1	4.7	6.1	6.2	—	—	4.3	4.8
Skilled mix	30.9	30.9	38.3	37.5	28.2	43.2	32.0	32.5
Private and other payors	11.9	12.0	8.6	8.4	17.2	19.2	12.1	11.4
Quality mix	42.8	42.9	46.9	45.9	45.4	62.4	44.1	43.9
Medicaid	57.2	57.1	53.1	54.1	54.6	37.6	55.9	56.1
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the three months March 31, 2017 and December 31, 2016:

	Three Months Ended
	Same Facility		Transitioning		Acquisitions		Total
	March 31, 2017	December 31, 2016	March 31, 2017	December 31, 2016	March 31, 2017	December 31, 2016	March 31, 2017	December 31, 2016
Percentage of Skilled Nursing Revenue:
Medicare	26.7%	26.5%	25.9%	25.0%	35.2%	35.5%	27.9%	27.6%
Managed care	17.4	15.9	24.0	23.6	18.1	15.6	18.8	17.4
Other skilled	7.9	8.0	7.1	7.4	—	—	6.6	6.8
Skilled mix	52.0	50.4	57.0	56.0	53.3	51.1	53.3	51.8
Private and other payors	7.9	8.7	6.1	5.5	13.6	13.9	8.3	8.7
Quality mix	59.9	59.1	63.1	61.5	66.9	65.0	61.6	60.5
Medicaid	40.1	40.9	36.9	38.5	33.1	35.0	38.4	39.5
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended
	Same Facility		Transitioning		Acquisitions		Total
	March 31, 2017	December 31, 2016	March 31, 2017	December 31, 2016	March 31, 2017	December 31, 2016	March 31, 2017	December 31, 2016
Percentage of Skilled Nursing Days:
Medicare	13.7%	13.1%	15.1%	14.0%	17.5%	17.2%	14.8%	14.0%
Managed care	12.1	10.9	17.1	15.9	10.7	9.1	12.9	11.6
Other skilled	5.1	5.1	6.1	6.1	—	—	4.3	4.5
Skilled mix	30.9	29.1	38.3	36.0	28.2	26.3	32.0	30.1
Private and other payors	11.9	12.5	8.6	9.0	17.2	19.9	12.1	13.0
Quality mix	42.8	41.6	46.9	45.0	45.4	46.2	44.1	43.1
Medicaid	57.2	58.4	53.1	55.0	54.6	53.8	55.9	56.9
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)

The following tables summarize our selected performance indicators for our assisted and independent living segment along with other statistics, for each of the date or periods indicated:

	Three Months Ended March 31,
	2017	2016	Change	% Change
	(Dollars in thousands)
Revenue	32,346	30,171	$2,175	7.2%
Number of facilities at period end	41	40	1	2.5%
Number of campuses at period end	21	16	5	31.3%
Occupancy percentage (units)	76.8%	75.7%		1.1%
Average monthly revenue per unit	$2,838	$2,747	$91	3.3%

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)

The following tables summarize our selected performance indicators for our home health and hospice segment along with other statistics, for each of the date or periods indicated:

	Three Months Ended March 31,
	2017	2016	Change	% Change
	(Dollars in thousands)
Home health and hospice revenue:
Home health services	$17,050	$13,908	$3,142	22.6%
Hospice services	15,083	12,758	2,325	18.2
Total home health and hospice revenue	$32,133	$26,666	$5,467	20.5%
Home health services:
Average Medicare Revenue per Completed Episode	$2,976	$2,923	$53	1.8%
Hospice services:
Average Daily Census	1,001	843	158	18.7%

THE ENSIGN GROUP, INC.
REVENUE BY PAYOR SOURCE

The following table sets forth our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended March 31,
	2017		2016
	$	%	$	%
	(Dollars in thousands)
Revenue:
Medicaid(2)	$148,271	33.6%	$123,641	32.3%
Medicare	129,920	29.4	110,278	28.8
Medicaid-skilled	23,017	5.2	21,665	5.7
Total	301,208	68.2	255,584	66.8
Managed Care	75,562	17.1	64,543	16.8
Private and Other(1)(2)	64,969	14.7	63,107	16.4
Total revenue	$441,739	100.0%	$383,234	100.0%
(1) Private and other payors also includes revenue from all payor generated in other ancillary services for both the three months ended March 31, 2017 and 2016 and urgent care centers for the three months ended March 31, 2016.

(2) Certain revenues by payor source were reclassified between Medicaid and "Private and other" to conform with the current year segment presentation.

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)
(Unaudited)

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

	Three Months Ended March 31,
	2017	2016
Net income attributable to The Ensign Group, Inc.	$2,840	$9,172

Non-GAAP adjustments
Results at urgent care centers, including noncontrolling interests(a)	—	(195)
Costs incurred for facilities currently being constructed and other start-up operations(b)	4,542	2,798
Results related to closed operations and operations not at full capacity, including continued obligations and closing expense(c)	5,587	8,184
Share-based compensation expense(d)	2,224	1,885
Legal costs and charges related to the settlement of the class action lawsuit(e)	11,000	—
General and administrative - Acquisition related costs(f)	88	145
General and administrative - Costs incurred related to new systems implementation and professional service fees(g)	—	678
Depreciation and amortization - Patient base(h)	36	276
Interest expense - Write off of deferred financing fees	—	225
Provision for income taxes on Non-GAAP adjustments(j)	(8,454)	(5,337)
Non-GAAP Net Income	$17,863	$17,831

Diluted Earnings Per Share As Reported
Net Income	$0.05	$0.18
Average number of shares outstanding	52,633	52,334

Adjusted Diluted Earnings Per Share
Net Income	$0.34	$0.34
Average number of shares outstanding	52,633	52,334

Footnote:
(a) Represent operating results at urgent care centers, including noncontrolling interest.
	Three Months Ended March 31,
	2017	2016
Revenue	$—	$(7,600)
Cost of services	—	6,525
Rent	—	562
Depreciation and amortization	—	300
Non-controlling interest	—	18
Total Non-GAAP adjustment	$—	$(195)

(b) Represent operating results for facilities currently being constructed and other start-up operations.
	Three Months Ended March 31,
	2017	2016
Revenue	$(12,967)	$(3,758)

Cost of services	13,598	5,121
Rent	3,662	1,322
Depreciation and amortization	249	113
Total Non-GAAP adjustment	$4,542	$2,798

(c) Represent results at closed operations and operations not at full capacity during the three months ended March 31, 2017 and 2016, including the fair value of continued obligation under the lease agreement and related closing expenses of $4.0 million and $7.9 million, respectively.

	Three Months Ended March 31,
	2017	2016
Revenue	$(2,372)	$(105)
Losses related to operational closures	4,017	7,935
Cost of services	3,274	295
Rent	611	56
Depreciation and amortization	57	3
Total Non-GAAP adjustment	$5,587	$8,184

(d) Represent share-based compensation expense incurred.
	Three Months Ended March 31,
	2017	2016
Cost of services	$1,235	$1,212
General and administrative	989	673
Total Non-GAAP adjustment	$2,224	$1,885
(e) Legal costs and charges incurred in connection with the settlement of the class action lawsuit.
(f) Included in general and administrative expense are costs incurred to acquire an operation which are not capitalizable.
(g) Included in general and administrative expense are costs incurred related to new systems implementation and income tax credits which contributed to a decrease in effective tax rate.
(h) Included in depreciation and amortization are amortization expenses related to patient base intangible assets at newly acquired skilled nursing and assisted living facilities.
(i) Included in interest expense are write-offs of deferred financing fees associated with the amendment of credit facility for the three months ended March 31, 2016.
(j) Represents an adjustment to provision for income tax to our historical year to date effective tax rate of 35.5%, resulting from adoption of ASU 2016-09, for the three months ended March 31, 2017 and 38.5% for the three months ended March 31, 2016.

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

The table below reconciles net income to EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR for the periods presented:

	Three Months Ended March 31,
	2017	2016
Consolidated Statements of Income Data:
Net income	$2,956	$9,290
Less: net income (loss) attributable to noncontrolling interests	116	118
Interest expense, net	3,155	1,136
Provision for income taxes	1,441	5,889
Depreciation and amortization	10,514	8,298
EBITDA	$17,950	$24,495
Facility rent—cost of services	31,900	26,991
EBITDAR	$49,850	$51,486

EBITDA	$17,950	$24,495
Adjustments to EBITDA:
Results related to a closed operations and operations not at full operation, including continued obligations and closing expenses(a)	4,919	8,125
Costs incurred for facilities currently being constructed and other start-up operations(b)	631	1,363
Urgent care center earnings(c)	—	(1,057)
Legal costs and charges related to the settlement of the class action lawsuit(d)	11,000	—
Share-based compensation expense(e)	2,224	1,885
Acquisition related costs(f)	88	145
Costs incurred related to new systems implementation and professional service fee(g)	—	678
Rent related to items(a),(b) and (d) above	4,273	1,940
Adjusted EBITDA	$41,085	$37,574
Rent—cost of services	$31,900	$26,991
Less: rent related to items(a), (b), and (c) above	(4,273)	(1,940)
Adjusted EBITDAR	$68,712	$62,625

(a) Represent results at closed operations and operations not at full capacity during the three months ended March 31, 2017 and 2016, including the fair value of continued obligation under the lease agreement and related closing expenses of $4.0 million and $7.9 million, respectively.

(b)	Costs incurred for facilities currently being constructed and other start-up operations. This amount excludes rent, depreciation and interest expense.

(d)
Operating results at urgent care centers for the three months ended March 31, 2016. This amount excludes rent, depreciation, interest expense and the net loss attributable to the variable interest entity associated with our urgent care business.

(e) Share-based compensation expense incurred during the three months and years ended March 31, 2017 and 2016.

(f)	Costs incurred to acquire operations which are not capitalizable.

(g)	Costs incurred related to new systems implementation and income tax credits which contributed to a decrease in effective tax rate.

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

The table below reconciles net income from operations to EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR for each reportable segment for the periods presented:

	Three Months Ended March 31,
	Transitional and Skilled Services		Assisted and Independent Services		Home Health and Hospice
	2017	2016	2017	2016	2017	2016

Statements of Income Data:
Income from operations, excluding general and administrative expense(a)	$31,790	$27,596	$4,439	$3,260	$4,294	$3,176
Less: net income attributable to noncontrolling interests	—	—	—	—	8	—
Depreciation and amortization	6,953	5,239	1,623	1,063	235	268
EBITDA	$38,743	$32,835	$6,062	$4,323	$4,521	$3,444
Rent—cost of services	25,946	18,983	5,308	7,004	551	378
EBITDAR	$64,689	$51,818	$11,370	$11,327	$5,072	$3,822

EBITDA	$38,743	$32,835	$6,062	$4,323	$4,521	$3,444
Adjustments to EBITDA:
Costs at facilities currently being constructed and other start-up operations(b)	190	1,224	346	108	95	31
Results related to closed operations and operations not at full capacity, including continued obligations and closing expenses(c)	4,404	8,125	2	—	513	—
Share-based compensation expense(d)	1,028	1,026	90	95	85	66
Less: rent related to item(b) and (c)above	3,180	1,001	934	368	159	9
Adjusted EBITDA	$47,545	$44,211	$7,434	$4,894	$5,373	$3,550
Rent—cost of services	25,946	18,983	5,308	7,004	551	378
Less: rent related to items(b) and(c) above	(3,180)	(1,001)	(934)	(368)	(159)	(9)
Adjusted EBITDAR	$70,311	$62,193	$11,808	$11,530	$5,765	$3,919

(a) General and administrative expenses are not allocated to any segment for purposes of determining segment profit or loss.
(b) Costs incurred for facilities currently being constructed and other start-up operations.
(c) Represent results at closed operations and operations not at full capacity during the three months ended March 31, 2017 and 2016, including the fair value of continued obligation under the lease agreement and related closing expenses of $4.0 million and $7.9 million, respectively.
(d) Share-based compensation expense incurred during the three months ended March 31, 2017 and 2016.

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes and (c) depreciation and amortization. EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization and (d) rent-cost of services. Adjusted EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) costs incurred for operations currently being constructed and other start-up operations, excluding depreciation, interest and income taxes, (e) results of closed operations and operations not at full capacity, excluding depreciation, interest and income taxes, (f) share-based compensation expense, (g) costs incurred related to new systems implementation, (h) legal costs and charges related to the settlement of the class action lawsuit, (i) professional service fees include costs incurred to recognize income tax credits which contributed to a decrease in effective tax rate, (j) costs incurred to acquire operations which are not capitalized and (k) operating results at urgent care centers,  excluding depreciation, interest and income taxes.  Adjusted EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) costs incurred for facilities currently being constructed and other start-up operations, excluding rent, depreciation, interest and income taxes, (f) results of closed operations and operations not at full capacity, excluding depreciation, interest and income taxes, (g) share-based compensation expense, (h) costs incurred related to new systems implementation, (i) professional service fees include costs incurred to recognize income tax credits which contributed to a decrease in effective tax rate, (j) costs incurred to acquire operations which are not capitalized, (k) legal costs and charges related to the settlement of the class action lawsuit and (l) operating results at urgent care centers,  excluding rent, depreciation, interest and income taxes. The company believes that the presentation of EBITDA, EBITDAR, adjusted EBITDA, adjusted EBITDAR, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company's operating performance. The company believes disclosure of adjusted net income per share, EBITDA, EBITDAR, adjusted EBITDA and adjusted EBITDAR has economic substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The company's periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Ensign's website at http://www.ensigngroup.net.